SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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Commercial Net Lease Realty, Inc.

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COMMERCIAL NET LEASE REALTY, INC.

450 S. Orange Avenue, Suite 900
Orlando, Florida 32801
Tel: 407-265-7348

April 15, 2003

To Our Stockholders:

     You are cordially invited to attend the annual meeting of stockholders of Commercial Net Lease Realty, Inc. (the “Company”) on May 30, 2003 at 9:30 a.m., at CNL Center, 450 South Orange Avenue, 9th Floor, Orlando, Florida 32801. The directors and officers of the Company look forward to greeting you personally. Enclosed for your review are the Proxy, Proxy Statement and Notice of Meeting for the Annual Meeting of Stockholders, which describe the business to be conducted at the meeting. We will also report on matters of current interest to our stockholders.

     Whether you own a few or many shares of stock of Commercial Net Lease Realty, it is important that your shares be represented. If you cannot personally attend the meeting, we encourage you to make certain you are represented at the meeting by signing and dating the accompanying proxy card and promptly returning it in the enclosed envelope. Returning your proxy card will not prevent you from voting in person, but will assure that your vote will be counted if you are unable to attend the meeting.

/s/ James M. Seneff, Jr. —————————————— James M. Seneff, Jr. Chairman of the Board and Chief Executive Officer	Sincerely, /s/ Kevin B. Habicht —————————————— Kevin B. Habicht Executive Vice President, Chief Financial Officer and Secretary/Treasurer

COMMERCIAL NET LEASE REALTY, INC.

450 S. Orange Avenue, Suite 900
Orlando, Florida 32801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD May 30, 2003

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Commercial Net Lease Realty, Inc. will be held at 9:30 a.m. local time, on May 30, 2003, at CNL Center, 450 South Orange Avenue, 9th Floor, Orlando, Florida 32801, for the following purposes:

     1. To elect nine directors.

     2. To approve the 2003 Employee Stock Purchase Plan.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 8, 2003, will be entitled to notice of and to vote at the annual meeting or at any adjournment thereof.

     Stockholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU NOW PLAN TO ATTEND THE MEETING, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD FOR WHICH A POSTAGE PAID RETURN ENVELOPE IS PROVIDED. If you decide to attend the meeting you may revoke your Proxy and vote your shares in person. It is important that your shares be voted.

By Order of the Board of Directors, /s/ Kevin B. Habicht —————————————— Kevin B. Habicht Secretary

April 15, 2003
Orlando, Florida

COMMERCIAL NET LEASE REALTY, INC.
450 S. Orange Avenue, Suite 900
Orlando, Florida 32801
Tel: 407-265-7348

PROXY STATEMENT

     This Proxy Statement is furnished by the Board of Directors of Commercial Net Lease Realty, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be voted at the annual meeting of stockholders to be held on May 30, 2003, and at any adjournment thereof, for the purposes set forth in the accompanying notice of such meeting. All stockholders of record at the close of business on April 8, 2003 (the “Record Date”) will be entitled to vote.

     Any proxy, if received in time, properly signed and not revoked, will be voted at such meeting in accordance with the directions of the stockholder. If no directions are specified, the proxy will be voted FOR the election of directors. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (1) by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, (2) by presentation at the annual meeting of a subsequent proxy executed by the person executing the prior proxy, or (3) by attendance at the annual meeting and voting in person.

     The election of directors, the proposal to approve the 2003 Employee Stock Purchase Plan and any other matter submitted to a vote at the annual meeting will be approved by the affirmative vote of the holders of a majority of the outstanding shares present (in person or represented by proxy) at the annual meeting.

     Votes cast in person or by proxy at the annual meeting will be tabulated and a determination will be made as to whether or not a quorum is present. The Company will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders. If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter.

     Solicitation of proxies will be primarily by mail. However, directors and officers of the Company may also solicit proxies by telephone or telegram or in person. All of the expenses of soliciting proxies, including preparing, assembling, printing and mailing the materials used in the solicitation of proxies, will be paid by the Company. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at the expense of the Company, to the beneficial owners of shares held of record by such persons. It is anticipated that this Proxy Statement and the enclosed Proxy will be mailed to stockholders on or about April 18, 2003.

     As of the Record Date, 40,489,296 shares of the common stock of the Company (the “Common Stock”) were outstanding. Each share of Common Stock entitles the holder thereof to one vote on each of the matters to be voted upon at the annual meeting. As of the Record Date, executive officers and directors of the Company had the power to vote approximately 8.5% of the outstanding shares of Common Stock.

PROPOSAL I

ELECTION OF DIRECTORS

Nominees

     The persons named below have been nominated by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for election as directors to serve until the next annual meeting of stockholders or until their successors shall have been elected and qualified. Mr. Lanier became a director in 1988. Messrs. Bourne and Seneff became directors in 1992. Mr. Hinkle became a director in 1993. Messrs. Habicht, Jennings and Ralston became directors in 2000. Messrs. Legler and Martinez became directors in 2002. The table sets forth each nominee’s name, age, principal occupation or employment during at least the last five years, and directorships in other public corporations.

     The Company’s officers and directors have advised the Company that they intend to vote their shares of Common Stock for the election of each of the nominees. Proxies will be voted FOR the election of the nominees below unless authority is withheld. Stockholders may withhold authority to vote for any nominee, in lieu of voting for the entire slate of directors, by entering the number of any nominee (as designated on the proxy card) below the pertinent instruction on the proxy card.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES DESCRIBED BELOW FOR ELECTION AS DIRECTORS.

Name and Age	Background

Robert A. Bourne, 55	Mr. Bourne has served as Vice Chairman of the Board since February 1996. Previously, Mr. Bourne served as Secretary and Treasurer of the Company from February 1996 through December 31, 1997 and as President of the Company from July 1992 until February 1996. Mr. Bourne also served as Vice Chairman of the Board, Secretary and Treasurer of CNL Realty Advisors, Inc. (the external advisor of the Company from July 1992 through December 31 1997, the “Advisor”) from February 1996 until December 1997 and as President and a director of the Advisor from 1991 until February 1996. On January 1, 1998, the Advisor merged into a wholly-owned subsidiary of the Company which resulted in the Company becoming a self-administered and self-managed real estate investment trust. Mr. Bourne has served as a director of CNL American Properties Fund, Inc., a public, unlisted real estate investment trust, since May 1994. He also served as President of CNL American Properties Fund, Inc. from May 1994 to February 1999 and as Treasurer from February 1999 through August 1999 and from May 1994 through December 1994. Mr. Bourne has also served as President, Vice Chairman of the Board and as a director of CNL Hospitality Properties, Inc. since June 1996, and as President and a director of CNL Retirement Properties, Inc. since December 1997, both of which are public, unlisted real estate investment trusts. Mr. Bourne also serves as President and Treasurer of CNL Financial Group, Inc. (“CNL Group”), a privately held, diversified real estate company engaged in the principal business of real estate finance. In addition, Mr. Bourne is President, Treasurer, a director and a registered principal of CNL Securities Corp.,President, Treasurer and a director of CNL Investment Company, President of CNL Realty Corp. and Chief Investment Officer, Treasurer, director and, until July 1997, also served as President, of CNL Institutional Advisors, Inc., a registered investment advisor. All of the entities discussed in the preceding sentence are engaged in the principal business of real estate finance as affiliates of CNL Group. Mr. Bourne also serves as a director of CNL Bank, a Florida state-chartered community bank. Since joining CNL Group in 1979, Mr. Bourne has been active in the acquisition, development and management of real estate projects throughout the United States. Mr. Bourne formerly was a Certified Public Accountant with Coopers & Lybrand.

Kevin B. Habicht, 44	Mr. Habicht has been Executive Vice President and Chief Financial Officer of the Company since December 1993 and has been Secretary and Treasurer of the Company since January 1998. Since May 1999, Mr. Habicht has served as a director of Commercial Net Lease Realty Services, Inc. (“Services”), a 98.7% owned, non-controlled taxable subsidiary of the Company. Mr. Habicht previously served as Assistant Secretary of the Company from December 1993 through December 1997, as Vice President of the Company from July 1992 through December 1993, as Assistant Secretary of the Advisor from December 1993 through December 1997, and as Vice President of the Advisor from its inception in 1991 through December 1993. From 1990 through December 1997, Mr. Habicht served as Senior Vice President of CNL Institutional Advisors, Inc. and from 1992 through 1997, Mr. Habicht served as Treasurer of CNL Investment Company, Senior Vice President of CNL Management Company and Treasurer of CNL Securities Corp. Prior to 1983, Mr. Habicht, a Certified Public Accountant and a Chartered Financial Analyst, was employed by Coopers & Lybrand, Certified Public Accountants. Since 2000, Mr. Habicht has been a director of CNL Commercial Finance, Inc. (“Finance”), a commercial real estate lending company. Mr. Habicht is the brother-in-law of James M. Seneff, Jr., a director, Chief Executive Officer and Chairman of the Board of the Company.

Clifford R. Hinkle, 54	Since 1991, Mr. Hinkle has been a founder, director and executive officer of the Flagler companies and related companies, including Flagler Capital Corporation (1991-1998), and Flagler Holdings, Inc., a merchant banking company, of which Mr. Hinkle has been the Chairman and Chief Executive Officer since 1996. He was a director of Century Capital Markets, LLC, a private financial consulting company, from 1999 to 2002. Since 2000, Mr. Hinkle has been a Vice President and Director of Murphy Investment Management Company, a registered investment advisor. From 1996 to 2000, Mr. Hinkle was a director of Integrated Orthopaedics, Inc., an American Stock Exchange company, which owned orthopaedic physician practices and related facilities and was a director of Prime Succession, Inc., a private funeral services company. Additionally, Mr. Hinkle was a director of MHI Group, Inc., a New York Stock Exchange company, which owned and operated funeral homes and cemeteries from November 1993 until November 1995, and was the Chief Executive Officer of MHI Group, Inc. from April 1995 until November 1995 when it was acquired by a subsidiary of The Loewen Group. From 1987 to 1991, Mr. Hinkle was the Executive Director and Chief Investment Officer of the State Board of Administration of Florida and managed over $40 billion in various trust funds.

Richard B. Jennings, 59	Mr. Jennings currently serves as President of Realty Capital International Inc., a real estate investment banking firm, which he founded in 1991, as President of Jennings Securities LLC, a National Association of Securities Dealers, Inc. (“NASD”) member securities firm, which he founded in 1995, and as President of Realty Capital International LLC, a real estate investment banking firm, since 1999. From 1990 to 1991, Mr. Jennings served as Senior Vice President of Landauer Real Estate Counselors, and from 1986 to 1989, Mr. Jennings served as Managing Director—Real Estate Finance at Drexel Burnham Lambert Incorporated. From 1969 to 1986, Mr. Jennings oversaw the REIT investment banking business at Goldman, Sachs & Co. During his tenure at Goldman, Sachs & Co., Mr. Jennings founded and managed the Mortgage Finance Group from 1979 to 1986. Mr. Jennings also serves as an outside director of Alexandria Real Estate Equities, Inc. and MBOP Liquidating Trust. He is a licensed NASD Principal and a New York Real Estate Broker.

Ted B. Lanier, 68	Mr. Lanier was the Chief Executive Officer of the Triangle Bank and Trust Company, Raleigh, North Carolina (“Triangle”), from January 1988 until March 1991. Mr. Lanier also was the Chairman of Triangle from January 1989 until March 1991 and its President from January 1988 until January 1989. Since his retirement in 1991 as Chairman and Chief Executive Officer of Triangle, Mr. Lanier has managed his personal investments and managed investment accounts for various individuals and trusts.

Robert C. Legler, 60	Mr. Legler has served as a director of Ligonier Ministries of Lake Mary, Florida for more than 20 years. From October 1999 through October 2001, he served as director of the Indian River Hospital Foundation of Vero Beach, Florida. From 1973 until 1990, Mr. Legler was the founder and chairman of privately-held First Marketing Corporation, America’s largest publisher of newsletters serving nearly 500 clients in the commercial banking, brokerage, health care, cable television, travel and retail industries. Upon the sale of the company to Reed (now Reed Elsiever) in 1990, Mr. Legler served as non-executive Chairman of the Board of First Marketing until his retirement in September 2000.

Robert Martinez, 68	From 1987 until 1991, Mr. Martinez served as the fortieth governor of the state of Florida and, from 1991 to 1993, served as the Director of the Office of National Drug Control reporting to the President of the United States. From 1979 until 1986, Mr. Martinez served as the mayor of Tampa, Florida. Since 1993, he has been the principal of Bob Martinez & Co., a Tampa, Florida based government consulting firm and since 1999, he has also served as a managing director for Carlton Fields Government Consulting, providing state and local executive branch and legislative branch government lobbying services throughout the state of Florida. Mr. Martinez also has served on the Management Advisory Committee of Koning Restaurants International, an operator of Pizza Hut restaurants, since 2001. From 1997 to 2001, Mr. Martinez served as a director of PRIMEX Technologies, Inc., a manufacturer of ordinances and aerospace products for the United States Department of Defense and commercial enterprises. From 1996 through 1999, he was a co-founder, president, and director of Pro-Tech Monitoring, Inc., producer of a global positioning technology system for criminal justice agencies. In addition, Mr. Martinez served as a director of Circle K, a national convenience store chain, from 1995 to 1996.

Gary M. Ralston, 52	Mr. Ralston has served as President and Chief Operating Officer of the Company since February 1996. Since May 1999, Mr. Ralston has served as a director of Services and, since 2000, has been a director of Finance. From February 1996 until December 1997 he served as President of the Advisor. From December 1993 until February 1996 he served as Executive Vice President and Chief Operating Officer of the Company. Mr. Ralston previously served as Vice President of the Company from July 1992 through December 1993 and as Vice President of the Advisor from its inception in 1991 through December 1993. From 1988 to 1992, he also served as a Senior Vice President of CNL Properties, Inc., a real estate investment and asset/property management company affiliated with CNL Group, Inc. From 1983 until 1988, Mr. Ralston was Vice President of ENCO, a real estate investment and asset/property management firm located in Lakeland, Florida. Mr. Ralston holds the Certified Commercial Investment Member, Society of Industrial and Office Realtors, Specialist in Real Estate Securities, Certified Property Manager and Counselor of Real Estate designations and is also a Florida licensed Real Estate Broker, Mortgage Broker and Certified Building Contractor. Mr. Ralston is a member of the International Council of Shopping Centers, a full member of the Urban Land Institute, a former member of the Board of Governors of the National Association of Real Estate Investment Trusts, a member of the Governing Council of the CCIM Institute and a member of the Steering Committee of the Capital Consortium.

James M. Seneff, Jr., 56	Mr. Seneff has been Chief Executive Officer of the Company since July 1992 and Chairman of the Board of the Company since June 1992. Mr. Seneff has served as Chairman of the Board, Chief Executive Officer, director, and principal stockholder of CNL Group since its formation in 1973. From 1991 to December 1997, Mr. Seneff served as Chief Executive Officer and Chairman of the Board of the Advisor. Mr. Seneff has served as Chairman of the Board, Chief Executive Officer and a director of CNL Hospitality Properties, Inc. and CNL Retirement Properties, Inc. since 1996 and 1997, respectively. Mr. Seneff has been a director of Finance since 2000. He has served as a director of CNL American Properties Fund, Inc. since its inception in 1994, as its Chairman of the Board from 1994 to 2000, as its Chief Executive Officer from 1994 through August 1999 and as Co-Chief Executive Officer since December 2000. Mr. Seneff has been Chairman of the Board of Directors, director, and Chief Executive Officer of CNL Securities Corp. since its formation in 1979. Mr. Seneff also has held the position of Chief Executive Officer, Chairman of the Board and a director of CNL Institutional Advisors, Inc., a registered investment advisor, since its inception in December 1990. Mr. Seneff serves as Chairman of the Board of CNL Bank and previously served as a member of the board of directors of First Union National Bank of Florida and as a member of the Orlando Advisory Board of First Union. From 1986 to 1994, Mr. Seneff served on the Florida Investment Advisory Council (the “Council”), which oversees the $40 billion Florida state retirement plan, and was Chairman of the Council from 1991 to 1992. Since 1971, Mr. Seneff has been active in the acquisition, development and management of real estate projects throughout the United States. Mr. Seneff is the brother-in-law of Kevin B. Habicht, a director, Executive Vice President, Secretary, Treasurer and Chief Financial Officer of the Company.

     In the event that any nominee(s) should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the Proxy will vote FOR the election of such other person in the place of such nominee(s) for the office of director as the Board of Directors may recommend. The affirmative vote of the holders of a majority of the outstanding shares present in person or represented by proxy is required for the election of directors. Any director that does not receive an affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy will not be elected.

     A majority of the Company’s directors are required to be independent, as that term is defined in the Company’s Bylaws, as amended (the “Bylaws”). Messrs. Hinkle, Jennings, Lanier, Legler and Martinez qualify as independent directors (the “Independent Directors”). Independent Directors are those persons who are not affiliated, directly or indirectly, with any person, corporation, association, company, trust, partnership (general or limited) or other organization to whom the Board of Directors has delegated management duties. In addition, an Independent Director cannot perform any services for the Company other than as a director.

Compensation of Directors

     During the year ended December 31, 2002, the Company paid each director who was a director for the entire year $18,000 for serving on the Board of Directors. Each director received $1,000 per Board of Directors meeting attended and $1,000 per committee meeting attended. Additionally, the Company awarded each Independent Director 1,000 shares of restricted stock which vests over two years. Messrs. Habicht, Ralston and Seneff have waived all of their director compensation. The Board of Directors believes this compensation level has been comparable to that provided by many other companies in the real estate investment trust (“REIT”) industry.

     The Board of Directors met five times during the year ended December 31, 2002. Each nominated member attended 100% of the total meetings of the Board of Directors and of any committee on which he served.

Committees of the Board of Directors

     Audit Committee. The Company has a standing Audit Committee, the members of which are selected by the full Board of Directors each year. The current members of the Audit Committee are Mr. Lanier, who has served since June 1992, Mr. Hinkle, who has served since June 1998, and Mr. Martinez, who has served since June 2002. All of the members of the Audit Committee are independent in accordance with Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards.

     The Audit Committee operates pursuant to a written charter, which was filed as an appendix to the Company’s 2001 proxy statement. The Audit Committee makes recommendations to the Board of Directors as to the independent accountants of the Company and reviews with such accounting firm the scope of the audit and the results of the audit upon its completion. Additionally, the Audit Committee reviews the adequacy of the Company’s internal accounting controls. The Audit Committee met five times during the year ended December 31, 2002.

     Compensation Committee. The Company has a standing Compensation Committee, the members of which are selected by the full Board of Directors each year. The current members of the Compensation Committee are Messrs. Hinkle, Jennings and Legler. The Compensation Committee is responsible for establishing and administering executive compensation programs including administration of the 2000 Commercial Net Lease Realty, Inc. Performance Incentive Plan (the “2000 Plan”) as well as approval of changes in directors’ fees. The Compensation Committee met four times during the year ended December 31, 2002.

     Nominating Committee. The Company has a standing Nominating Committee. The current members of the Nominating Committee are Messrs. Jennings and Lanier. The Nominating Committee’s primary responsibility is to consider potential new directors for the Company and recommend candidates to the Board. The Nominating Committee will consider nominees recommended by the Company’s stockholders in submitting its recommendations to the Board, provided that such recommendations are submitted in accordance with the procedures described in this proxy statement at “PROPOSALS FOR NEXT ANNUAL MEETING.” The Nominating Committee met once during the year ended December 31, 2002.

Corporate Governance

     The Company is committed to sound corporate governance standards. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002, which established a number of new corporate governance standards and disclosure requirements. In addition, the New York Stock Exchange (“NYSE”) has proposed changes to its corporate governance and listing requirements. Many of the requirements of the Sarbanes-Oxley Act and the NYSE proposed rules have, as of the date of this proxy statement, not yet become effective. The Board of Directors has commenced a comprehensive review of its corporate governance policies and practices to ensure that those policies and practices meet all of the requirements of both the Sarbanes-Oxley Act and the NYSE rules. It is currently not anticipated that the Company will need to make any significant adjustments to its governance practices on account of these new requirements.

Executive Officers

     The executive officers of the Company are listed below. Messrs. Cobb and Tracy are executive officers of Commercial Net Lease Realty Services, Inc.

Name	Position
James M. Seneff, Jr.	Chief Executive Officer and Chairman of the Board
Gary M. Ralston	President and Chief Operating Officer
Kevin B. Habicht	Executive Vice President, Chief Financial Officer, Secretary and Treasurer
Julian E. Whitehurst	Executive Vice President and General Counsel
David W. Cobb	Executive Vice President and Chief Investment Officer of Commercial Net Lease Realty Services, Inc.
Dennis E. Tracy	Executive Vice President and Chief Development Officer of Commercial Net Lease Realty Services, Inc.

     The background of Messrs. Seneff, Ralston and Habicht are described at “PROPOSAL I—ELECTION OF DIRECTORS—Nominees.”

     Julian E. Whitehurst, age 45, has served as Executive Vice President and General Counsel of the Company since February 1, 2003. Prior to that date, Mr. Whitehurst was on retainer to the Company as its General Counsel from the law firm of Lowndes, Drosdick, Doster, Kantor & Reed, P.A., in which he had been a shareholder since 1987. Mr. Whitehurst has served on the board of directors of Services since 2001. Mr. Whitehurst is a graduate of The Ohio University (B.A., summa cum laude, 1979, Phi Beta Kappa) and Duke University School of Law (J.D., 1982). Mr. Whitehurst is av-rated by Martindale-Hubbell and is Board Certified as a Specialist in Real Estate Law by The Florida Bar. He is a member of the International Council of Shopping Centers and the National Association of Real Estate Investment Trusts.

     David W. Cobb, age 55, has served as Executive Vice President and Chief Investment Officer of Services since April 29, 2002. Prior to joining Services, Mr. Cobb was Chairman and CEO at Realty Logix, Inc., a commercial real estate risk management software company, from 2000 to 2002. Previously Mr. Cobb was Chairman and CEO of National Capital Holdings, Inc., a mortgage origination and securitization company, from 1996 to 2000. Prior to that he served as Senior Managing Director of Furman Selz LLC, an investment banking company (1995-1996), Senior Vice President with Raymond James & Associates, an investment firm (1993-1996), Senior Vice President for Donaldson, Lufkin & Jenrette, an investment banking company (1990-1993) and Regional Manager for Drexel Burnham Lambert, an investment banking company (1983 to 1990). Mr. Cobb graduated from Armstrong State College with a BBA degree in accounting and completed the Graduate School of Banking at Indiana University. Mr. Cobb currently is a member of the Association for Financial Professionals, the International Council of Shopping Centers and CoreNet Global. He currently serves on the Board of Directors of Merry Land Properties, Inc.

     Dennis E. Tracy, age 53, has served as Executive Vice President and Chief Development Officer of Services since January 2002 and has served as a director of Services since 1999. From August 2000 to December 2001, he served as Senior Vice President and Chief Development Officer of Services, and from May 1999 to July 2000 as Senior Vice President of Development for Services. He served in that same capacity for the Company from January 1998 to April 1999 and for the Advisor from January 1996 to December 1997. From January 1994 to December 1995, Mr. Tracy served as Vice President of Development for the Advisor and from June 1992 to December 1993, Project Manager for the Advisor. From November 1990 to June 1992, he served as Project Manager for CNL Group. Prior to joining CNL Group, Mr. Tracy founded Tracy Homes, Inc., a luxury custom home building company and served as its president and owner. Mr. Tracy holds the Certified Commercial Investment Member professional designation and is a past member of the Advisory Board of the Retail Contractors Association.

     The Company also employs certain other officers listed below:

     Christopher F. Barry, 36, has served as Vice President of Corporate Communications of the Company since February 2003. From January 1998 through February 2003, Mr. Barry served as Corporate Communications Manager of the Company. From May 1996 through January 1998, Mr. Barry was Corporate Communications Manager of the Advisor. From 1994 through May 1996, Mr. Barry was Account Supervisor for Carlman Booker Reis Public Relations. From 1990 through 1994, Mr. Barry was Account Supervisor with G.S. Schwartz & Co., a New York City-based public relations agency, and from 1988 through 1990 he was an associate with Howard J. Rubenstein and Associates, Inc. He earned a Bachelor of Arts degree in Communication Arts from Marist College. Mr. Barry is a member of the National Association of Real Estate Editors, the National Association of Real Estate Investment Trusts and the International Council of Shopping Centers.

     Paul Bayer, age 41, has served as Vice President of Leasing of the Company since June 2002. From September 1999 until June 2002, Mr. Bayer served as Director of Leasing. From 1996 to September 1999, Mr. Bayer was a leasing agent for J. Donegan Company, a retail leasing and development company, and from 1993 to 1996 he was a leasing agent for Combined Properties, Incorporated, owner of 31 shopping centers in the Washington, D.C. metropolitan area. Mr. Bayer is a graduate of Dartmouth College (B.A. 1984). Mr. Bayer was awarded a leadership fellowship by Rutgers University Graduate School of Management, which he attended in 1987. He is a member of the International Council of Shopping Centers and has earned the designation of Certified Leasing Specialist from the ICSC.

     Mez R. Birdie, age 53, has served as Senior Vice President of Asset Management of the Company since April 1998. From January 1998 to April 1998, Mr. Birdie served as Vice President of Asset Management of the Company. From December 1993 to December 1997, Mr. Birdie served as Vice President of Asset Management of the Advisor. From June 1992 to November 1993, Mr. Birdie served as Director of Retail Management of the Advisor and from 1987 to 1992, Mr. Birdie served as Director of Property Management for Charles Wayne Properties, Inc., a real estate company. Mr. Birdie has been awarded the Certified Commercial Investment Member, Certified Property Manager and Senior Certified Shopping Center Manager professional designations, and has a total of 23 years of experience in the field of commercial asset management. Mr. Birdie is a member of the faculty and has served on the Executive Committee of the Institute of Real Estate Management.

     Courtney S. Hubbard, age 39, has served as Director of Due Diligence and Research of the Company since January 1, 1998. From February 1995 to December 1997, Ms. Hubbard served as Director of Due Diligence and Research of the Advisor. From 1991 to 1995, Ms. Hubbard was a senior associate at Clayton, Roper & Marshall, a real estate appraisal and consulting firm, and from 1989 to 1991 she was a senior associate with Kampe Appraisals, Inc., a real estate appraisal company. She earned a Master of Arts Degree in Real Estate from the University of Florida. Ms. Hubbard holds the MAI (Member, Appraisal Institute) and CCIM (Certified Commercial Investment Member) designations, and serves on the Steering Committee for the University of Florida Real Estate Alumni Network.

     David M. Lachicotte, age 36, has served as Vice President—Information Technology of the Company since 2000. Mr. Lachicotte served as Manager of Information Systems from June 1999 until 2000. From 1992 to 1999, Mr. Lachicotte was employed by Eckerd Corporation (a subsidiary of the JC Penney Corporation) where he last held the position of Directing Manager of Financial Planning, Analysis, and Information Systems. Mr. Lachicotte earned a Bachelor of Arts degree in Accountancy from the University of South Florida.

     Philip Melaugh, age 53, joined the Company as Vice President of Underwriting and Due Diligence on January 1, 2003. From March 1999 to December 2002, Mr. Melaugh was employed by Allied Capital Corporation, a finance company, as a consultant to their CMBS B-piece acquisitions group. From 1997 to 1999 he served as Vice President and Supervising Underwriter for J.P. Morgan, an investment bank, in their CMBS group, and also acted as unit head of the Credit Tenant Lending team. In addition, Mr. Melaugh spent several years working as Director of National Account Workouts for The Travelers Insurance Company, and he has had experience working as a licensed commercial real estate appraiser. Mr. Melaugh received a B.A. in Economics and a Masters in Business Administration with a concentration in Information Systems and Finance from the University of Colorado.

     Michelle Miller, age 34, has served as Vice President of Financial and Information Planning of the Company since 2003 and served as Director of Accounting and Lease Administration of the Company from 2001 to 2003. From 1999 to 2001, Ms. Miller served as Director of Accounting for CNL American Properties Fund, Inc. From 1991 to 1999, Ms. Miller was employed by KPMG LLP as a Certified Public Accountant (CPA). Ms. Miller attended Florida State University and earned a Bachelor of Science degree in Accounting and Finance. She is a member of the American Institute of Certified Public Accountants.

     Suzanne Miller, age 50, has served as Vice President of Asset Management of the Company since July 2002. Prior to joining the Company, Ms. Miller served as Senior Investment Manager for Schnitzer Northwest, a privately held real estate company. From July 1998 to January 2002, Ms. Miller was Vice President and Director of Property Management for Prime West Real Estate Service, a privately held real estate company, and from 1997 to 1998, she was Property and Leasing Manager for Stapleton Development Corporation, a not for profit company set up by the City and County of Denver to work with the aviation department and the community to redevelop the old Stapleton airport site. From 1994 to 1997, Ms. Miller served as Real Estate Portfolio Manager for Pacifica Holding Company, and from 1991 to 1994, Ms. Miller served as Oversight Manager for the Resolution Trust Corporation. From 1986 to 1991, Ms. Miller was Real Estate Portfolio Manager and Leasing for CB Commercial Real Estate. Ms. Miller has been awarded the Certified Property Manager and Certified Commercial Investment Member professional designations. Ms. Miller recently obtained a Masters degree in Real Estate and Construction Management from the University of Denver and holds both a Colorado and Oregon Real Estate Brokers license. Ms. Miller was the 2001 Northern Colorado IREM Chapter President and was a previous faculty member for CLE International.

     Dawn A. Peterson, age 39, has served as Senior Vice President and Controller of the Company since 2003 and Vice President and Controller since 1999. Ms. Peterson served as Director of Accounting and Financial Reporting of the Company from January 1, 1998 until December 1999 and of the Advisor from July 1994 until December 1997. From 1991 to 1994, Ms. Peterson was employed by Coopers & Lybrand as a Certified Public Accountant (CPA). Ms. Peterson earned a Bachelor of Science degree in Business Administration and a Master of Science Degree in Accountancy from the University of Central Florida. She is a member of the American Institute of Certified Public Accountants.

     Commercial Net Lease Realty Services, Inc. is a 98.7% owned, non-controlled taxable subsidiary of the Company. Services provides development and leasing services to the Company and third parties and employs the following senior officers:

     David F. Ballew, age 49, has served as Senior Vice President of Services since August 2001 and is responsible for business development and establishing developer affiliate relationships. From 1999 to 2001, Mr. Ballew was President and CEO of BVT Equity Holdings, Inc., a real estate investment and development company, in Atlanta, Georgia. He was a Regional Director of Acquisitions and Development for Weingarten Realty Investors, a real estate investment trust, from 1998 to 1999. He also served as Vice President of Acquisitions and Retail for Insignia/ESG & Paragon Group, Inc., a commercial development company, from 1994 to 1998. Mr. Ballew received an A.B. from Bowdoin College in Brunswick, Maine. He received a J.D. from Suffolk University Law School. He holds broker’s licenses in Florida, Massachusetts, Maine and Georgia. He is a member of the International Council of Shopping Centers, the Urban Land Institute, the Massachusetts Bar Association and is admitted to practice before the U.S. Supreme Court.

     Jay Bastian, age 52, has served as Senior Vice President of Acquisitions of Services since May 1, 1999 and previously held the same position at the Company, serving with the Company and its affiliate CNL Investment Company from 1989 to 1992. He is responsible for developing new acquisitions for the Company. Prior to 1989, he was Director of Real Estate for a number of firms, including Rite Aid, Quaker State Minit Lube, Wendy’s International, and a Holiday Inn franchisee for a total corporate real estate career of 26 years. He is a member of the National Association of Corporate Executives, the International Council of Shopping Centers, and the Turnaround Management Association.

     David Carter, age 43, has served as Vice President of Acquisitions of Services since August 2002 and is responsible for the origination of new acquisitions for the Company. Mr. Carter has over 18 years of commercial real estate experience involving a variety of assignments with properties exceeding $4 billion in value and totaling more than 100 million square feet. Prior to joining Services, Mr. Carter served as Vice President of GE Capital, a real estate finance company, from 2000 until 2002 and as an associate of CB Richard Ellis, a real estate company, where he specialized in single tenant assets from 1999 until 2000. From 1996 to 1999, Mr. Carter served as Vice President for the Weitzman Group, a retail brokerage company, and from 1994 to 1996, he was President of Carter Realty Capital, Inc., a consulting company. From August 1984 to March 1994, Mr. Carter was employed by LR. Denton & Company, a regional appraisal and consulting firm, where he completed all aspects of appraisal, due diligence and consulting assignments involving all types of commercial property. Mr. Carter earned a Bachelor of Business Administration from Stephen F. Austin State University. Mr. Carter holds the MAI (Member, Appraisal Institute) designation retired status. He is a member of the International Council of Shopping Centers, CoreNet Global and a licensed Texas Real Estate Broker.

     William E. Haberman, age 37, has served as Vice President of Acquisitions for Services since October 2002 and is responsible for the origination of new acquisitions for the Company. Prior to joining Services, Mr. Haberman was responsible for the origination and structuring of debt and equity secured by commercial real estate at a number of finance companies, acting as a director of JP Morgan Mortgage Capital from March 2002 until October 2002, a director at Johnson Capital Group from 2000 until 2002, a Vice President at FINOVA Realty Capital from 1997 until 2000 and an analyst at MassMutual from 1989 until 1991. From 1994 to 1997, he practiced law with Shumaker Loop & Kendrick specializing in commercial real estate transactions and was a member of the Ohio Bar. In various positions, he has been involved in the origination, underwriting and/or closing of more than $750 million in aggregate commercial real estate transactions. Mr. Haberman earned a Bachelor of Arts in Economics from Albion College, a Master of Business Administration from the University of Michigan and a Juris Doctorate from the University of Michigan.

     Fred J. Hohnadel, Jr., age 60, has served as Senior Vice President of Real Estate of Services since June 2001. Mr. Hohnadel is responsible for developing and maintaining tenant relationships. Additionally, Mr. Hohnadel assists each of the regional business units with implementing their development plans. Prior to joining the Company, Mr. Hohnadel served from 1990 to 2000 as a consultant and exclusive broker in representing Wal-Mart Stores, Inc. in the northeast United States. From 1974 to 1990, Mr. Hohnadel was the Owner and Chief Executive Officer of Community Shopping Centers, a shopping center development company based in Orlando, Florida, that developed approximately 4,000,000 square feet consisting of 32 shopping centers in the southeast. Mr. Hohnadel has been a member of the International Council of Shopping Centers since 1974 and is a licensed Florida Real Estate Broker.

     Edwin B. Hopkins, age 62, has served as Regional Vice President of Real Estate of Services since May 1999 and held the same position at the Company from May 1997 until May 1999. He is responsible for the management and development of the Eckerd build-to-suit program in North Texas, Oklahoma, Kansas, and North Louisiana. Prior to joining the Company, Mr. Hopkins was a managing agent with the FDIC/RTC from 1990 to 1995, responsible for oversight of approximately $1.5 billion of real estate assets in the southwest region. Prior to that, he served as president and CEO of Southern Federal Savings Bank from 1983 until 1990 and as group vice president and manager of the commercial real estate development division of Hunt Properties, Inc., a Dallas-based real estate development company, from 1975 until 1983. He is a Board member of the North Texas Commercial Association of Realtors, a member of the Dallas Forty, a Certified Commercial Investment Member, a member of International Council of Shopping Center and holds a Texas Real Estate Broker’s license.

     Jeffrey P. Jennings, age 43, has served as Vice President of Acquisitions of Services since October 2002 and is responsible for identifying and pursuing property acquisition opportunities. From 1999 to 2002, Mr. Jennings was Vice President of Real Estate Services & Development for CNL Franchise Network, LLC, a subsidiary of CNL American Properties Fund, Inc. From 1996 to 1999 he was Vice President of Acquisitions for CNL American Properties Fund, Inc. and from 1994 to 1996 he served as Director of Real Estate for CNL Institutional Advisors, Inc. Mr. Jennings has also served as a Real Estate Manager for Taco Bell Corporation and as a Loan Officer for the finance companies, United Mortgage Company and United Companies Financial Corporation. Mr. Jennings has over 15 years experience in commercial real estate acquisition, development and financing activities. Mr. Jennings earned a Bachelor of Science in Business Administration from the University of Denver and a Master of Business Administration from the University of Texas.

     Diane L. McCarey, age 48, has served as Vice President of Build to Suit since 1999, and is responsible for the management of Services’ and the Company’s build-to-suit program for numerous retailers in the state of Florida. She joined Services in May 1999, as Director of Build-to-Suit, and held the same position at the Company from March 1995 until that time. Prior to joining the Company, Ms. McCarey was co-owner of McCarey Builders, a custom home building company from 1987 to 1995 and senior associate for Matonis, MacDermott & Company, an appraisal company, specializing in commercial property and eminent domain appraisals from 1985 to 1991. She has 25 years of real estate experience encompassing a broad range of development, construction and consulting disciplines. Ms. McCarey graduated from the University of Florida with a Bachelor of Science degree in Real Estate. She is a licensed real estate salesman, holds the Certified Commercial Investment Member professional designation, is a member of the International Council of Shopping Centers and serves on the board of directors for CCIM Central District.

     Cynthia C. Shelton, age 49, has served as Vice President of Acqusitions of Services since May 1999 and held the same position at the Company from January 1998 until May 1999. From May 1996 to December 1997, Ms. Shelton served as Director of Acquisitions of the Advisor. Ms. Shelton served from 1995 to 1996 as Vice President of the Ross Realty Group, a real estate brokerage and property management company that specializes in retail properties, and from 1985 to 1995 as the Real Estate Manager for KinderCare Learning Centers, Inc., the largest child care company in the United States. Ms. Shelton has 27 years of experience in commercial brokerage and site selection and she holds the Certified Commercial Investment Member designation and is a Florida licensed Real Estate Broker. Ms. Shelton was the 2002 President of The CCIM Institute and serves on the board of directors for the Florida Association of Realtors, the National Association of Realtors and the Florida CCIM Chapter.

     Mary E. Wilkes, age 47, has served as Vice President/In-House Counsel for Services since December 2002 and In-House Counsel for Services since May 1999 and held the same position at the Company from November 1997 until that time. From 1994 to November 1997, Ms. Wilkes was an attorney with James A. Hartman, P.A., a law firm that represented the Company in its build-to-suit development program. Prior to 1994 she was an associate with the Winderweedle, Haines, Ward & Woodman, P.A. Law Firm in Winter Park, Florida for six years specializing in commercial real estate transactions and a claims attorney for Commonwealth Land Title Insurance Company for two years. Ms. Wilkes received a Bachelor of Science in Finance, a Masters in Business Administration, and a Juris Doctorate in Law from the University of Florida and is a member of the Florida Bar.

     Thomas L. Yeager, age 61, has served as Vice President of BTS Program Business of Services since May 1999 and held the same position at the Company from May 1998 until May 1999. Mr. Yeager is responsible for managing BTS program business in the midwest region. Prior to joining the Company in 1998, he served as real estate director of Extended Stay of America Inc., a hotel development company, from 1996 until 1997, as a divisional real estate manager with Long John Silver’s Inc., from 1980 until 1996, as a real estate manager at Tenneco Automotive, a retail auto parts company, from 1979 until 1980, as a real estate development manager with Dunkin’ Donuts of America, Inc. from 1973 until 1979 and as a real estate representative of Shell Oil Corporation from 1967 until 1972. He is currently a member of the International Council of Shopping Centers.

AUDIT COMMITTEE REPORT

     The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “Commission”), nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporated it by specific reference.

     The Audit Committee of the Commercial Net Lease Realty Board of Directors (the “Committee”) is composed of three independent directors in accordance with the Audit Committee Policy of the New York Stock Exchange and operates under a written charter adopted by the Board of Directors. As required by the Committee’s charter, each Committee member is financially literate with a fundamental understanding of financial statements and key business and financial risks, as such qualification may be determined by the Board of Directors. The members of the Committee are Ted B. Lanier (Chair), Clifford R. Hinkle and Robert Martinez. The Committee held five meetings during 2002.

     Management is responsible for the Company’s financial statements, internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes. In this regard, the Committee, subject to any action taken by the full Board, has the ultimate authority and responsibility to select, evaluate and replace the independent accountants. The Committee also monitors legal matters that could have a significant impact on the Company’s financial results.

     In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), issues regarding accounting and auditing principles and practices and the adequacy of internal controls that could significantly affect the Company’s financial statements.

     The Company’s independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence. The Committee has reviewed the original proposed scope of the annual audit of the Company’s financial statements and the associated fees and any significant variations in the actual scope of the audit and fees. The Audit Committee has considered the payments made under the heading “All Other Fees” below to be compatible with maintaining the independent accountants’ independence.

     Based on the review and discussions referred to above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

Ted B. Lanier, Chairman Clifford R. Hinkle Robert Martinez

AUDIT COMMITTEE DISCLOSURE

     Fees billed to the Company for the year ended December 31, 2002 by the independent accountants were as follows:

•	Audit Fees: $106,200 for services rendered in connection with the annual audit and the quarterly reviews of the financial statements of the Company and its affiliates.

•	Financial Information Systems Design and Implementation Fees: None.

•	All Other Fees: $143,949 for tax services of the Company and its affiliates; $26,000 for consents and comfort letters in connection with securities registrations and offerings.

EXECUTIVE COMPENSATION

Executive Compensation Tables

     The following table shows the annual and long-term compensation paid by the Company to the Chief Executive Officer and the four other most highly compensated executive officers of the Company or Services for services rendered in all capacities during the fiscal years ended December 31, 2002, 2001 and 2000.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principle Position	Year	Salary	Bonus	Other Annual Compensation (1)	Restricted Stock Awards		Stock Option Awards (Shares)	All Other Compensation
James M. Seneff, Jr.	2002	$144,200	$75,705	$22,545	$72,100	(2)	0	$0
Chief Executive Officer &	2001	$140,000	$0	$0	$534,000	(3)	0	$0
Chairman of the Board	2000	$135,000	$0	$0	$0		23,000	$0

Gary M. Ralston	2002	$305,910	$0	$56,363	$313,558	(2)	0	$56,579	(4)
President and Chief	2001	$297,000	$60,000	$0	$1,335,000	(3)	0	$5,100	(5)
Operating Officer	2000	$286,000	$0	$0	$0		46,000	$4,800	(5)

Kevin B. Habicht	2002	$206,000	$0	$30,436	$211,150	(2)	0	$75,830	(6)
Executive Vice President,	2001	$200,000	$40,000	$0	$720,900	(3)	0	$5,100	(5)
Chief Financial Officer,	2000	$182,000	$0	$0	$0		23,000	$4,800	(5)
Secretary and Treasurer

David W. Cobb	2002	$129,808	$25,000	$0	$460,500	(7)	0	$0
Executive Vice President and
Chief Investment Officer
of Services

Dennis E. Tracy	2002	$180,250	$45,453	$22,545	$0		0	$6,000	(5)
Executive Vice President and	2001	$175,000	$35,000	$0	$534,000	(3)	0	$5,100	(5)
Chief Development Officer	2000	$150,000	$30,000	$0	$0		11,500	$4,800	(5)
of Services

(1)	Represents tax reimbursement payments to the executives for taxes incurred in connection with the vesting of restricted stock awards.

(2)	Messrs. Seneff, Ralston and Habicht were awarded 4,882, 21,229 and 14,296 shares, respectively, of restricted stock in 2003 for services rendered in 2002 which had a value of $74,834, $325,446 and $219,156, respectively, based on the closing share price of $15.33 on the New York Stock Exchange on December 31, 2002. The restricted shares awarded are subject to forfeiture. The share awards vest 20% immediately, 20% in 2004, 20% in 2005, 20% in 2006 and 20% in 2007 and recipients are eligible to receive dividends paid on unvested shares.

(3)	Messrs. Seneff, Ralston, Habicht and Tracy were awarded 40,000, 100,000, 54,000 and 40,000 shares, respectively, of restricted stock in 2001 which had a value of $613,200, $1,533,000, $827,820 and $613,200, respectively, based on the closing share price of $15.33 on the New York Stock Exchange on December 31, 2002. The restricted shares awarded began vesting in 2002 and are subject to forfeiture. The share awards vested 15% in 2002, and will vest 15% in 2003, 15% in 2004, 25% in 2005 and 30% in 2006. Recipients are eligible to receive dividends paid on unvested shares.

(4)	Represents Company contributions to the Company’s 401(k) Plan of $6,000 and previously accrued and unpaid compensation of $50,579.

(5)	Represents Company contributions to the Company’s 401(k) Plan.

(6)	Represents Company contributions to the Company’s 401(k) Plan of $6,000 and previously accrued and unpaid compensation of $69,830.

(7)	Mr. Cobb was awarded 30,000 shares of restricted stock in 2002 which had a value of $459,900, based on the closing share price of $15.33 on the New York Stock Exchange on December 31, 2002. The restricted shares awarded begin vesting in 2003 and are subject to forfeiture. The share award vests 15% in 2003, 15% in 2004, 15% in 2005, 25% in 2006 and 30% in 2007 and the recipient is eligible to receive dividends paid on unvested shares. Mr. Cobb joined Services in 2002.

     Under the 2000 Plan, directors, officers, and other key employees and key persons associated with the Company are eligible to receive options. The Company did not grant any stock options or stock appreciation rights (SARs) to named executive officers for the year ended December 31, 2002.

     The following table sets forth certain information with respect to unexercised stock options held by the named executive officers of the Company at December 31, 2002. The named executive officers did not exercise any stock options during the fiscal year ended December 31, 2002.

Option Values At December 31, 2002

	Number of Shares Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002 (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
James M. Seneff, Jr.	275,667	7,667	$446,085	$36,702
Gary M. Ralston	266,667	15,333	$442,182	$72,143
Kevin B. Habicht	174,333	7,667	$306,808	$36,072
David W. Cobb	0	0	$0	$0
Dennis E. Tracy	42,000	3,833	$13,518	$18,036

(1)	Based on the closing price of $15.33 on the New York Stock Exchange on December 31, 2002.

     The Company has adopted a defined contribution savings plan (the “401(k) Plan”) which covers all employees, including executive officers, who have completed 12 months of service. Participants can contribute up to 15% of annual compensation on a pre-tax basis. The Company provides a 50% matching contribution up to 3% of annual compensation, with a maximum of $6,000. All participant contributions are fully vested as soon as they are made. Company contributions are subject to a vesting schedule and are 100% vested after six years of service. The annual benefits payable upon the retirement of the named executive officers will depend on each of the executive’s contributions to the 401(k) Plan.

Employment Agreements

     The Company has entered into employment agreements with each of Messrs. Seneff, Ralston and Habicht. Each agreement will expire on December 31, 2003, and is subject to automatic one-year renewals. Each agreement contains a non-compete provision applicable during the term and provides for a salary and participation in any bonus plans developed by the Company. Each agreement also contains severance provisions that call for payment to the executive of either twice the executive’s annual salary (in the cases of Messrs. Ralston and Habicht) or the executive’s annual salary (in the case of Mr. Seneff) in the event that the executive is terminated without cause or the executive resigns for good reason (including material reduction of responsibilities or reduction in salary, failure of a successor to the Company to assume the agreement or the Company’s material and willful breach of the agreement), in addition to the continuation of certain fringe benefits and the immediate vesting of options.

EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes the equity compensation plan information of the Company for the fiscal year ended December 31, 2002. The table does not include information about the 2003 Employee Stock Purchase Plan proposed to be adopted in this proxy statement.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans previously
approved by stockholders	1,747,851	$14.44	1,628,809
Equity compensation plans not previously
approved by stockholders	—	—	—

Total	1,747,851	$14.44	1,628,809

     There are no other shares of capital stock other than the Common Stock. No employment or other agreements provide for the issuance of any shares of capital stock. There are no other options, warrants or other rights to purchase securities of the Company, other than options to purchase Common Stock issued under the Company’s 2000 Performance Incentive Plan.

     The following section of this Proxy Statement shall not be deemed to be incorporated into any filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, including any such incorporation by reference of any other portions of this Proxy Statement.

COMPENSATION COMMITTEE REPORT

     The Board of Directors appointed a Compensation Committee comprised of the undersigned, Messrs. Hinkle, Jennings and Legler. Members of the Compensation Committee, all of whom must be independent directors of the Company, are selected each year by the full Board of Directors. The Compensation Committee is responsible for establishing and administering executive compensation programs including administration of the 2000 Commercial Net Lease Realty, Inc. Performance Incentive Plan (the “2000 Plan”) as well as approval of changes in directors’ compensation.

     The Compensation Committee believes the Company’s degree of success is largely attributable to the talent and dedication of its associates and to the management and leadership efforts of its executive officers. The goal of the Compensation Committee is to establish a compensation program that will attract and retain talented corporate officers, motivate them to perform to their fullest potential, as well as align their long-term interests with the interests of the Company’s stockholders. In evaluating performance, the Compensation Committee considers quantitative and qualitative improvement in the Company’s Funds From Operations (“FFO”), capital structure, absolute and relative shareholder returns and individual performance and contribution to corporate goals and objectives.

     Historically, the key elements in the Company’s executive compensation program have consisted of salary, annual bonus (which may be paid in cash or restricted stock) and long-term incentive compensation (paid in restricted shares). In making compensation decisions, the Compensation Committee considers the compensation practices and financial performance of other REIT industry participants and from time to time receives assessments and advice regarding compensation practices from independent compensation consultants. The Committee believes that total executive compensation is generally in line with median compensation levels for other similar public REITs. Additionally, the Compensation Committee makes a subjective assessment of the general performance of the Company, the officer’s contribution to the Company’s performance, the officer’s anticipated performance and contribution to the Company’s achievement of its long-term goals and the position, level, and scope of the officer’s responsibility.

     In keeping with its belief that tying the financial interests of executive officers of the Company to those of the shareholders will result in enhanced alignment of interests and shareholder value, the Committee has evaluated the stock ownership levels of executive management and determined them to be adequate. The Committee also established stock ownership guidelines of $50,000 for directors to be achieved over the next three years.

     For 2002, Mr. Seneff received total cash payments of $144,200 in salary. The Compensation Committee considered this level of payment appropriate in light of Mr. Seneff’s responsibilities and the Company’s performance. A bonus of $75,705 was paid to Mr. Seneff in 2002 based on FFO per share results, capital structure improvement, and total shareholder return for 2002. Additionally, 4,882 shares of restricted stock were awarded as long-term incentive compensation as a result of the outperformance of total shareholder returns relative to REIT and general equity market indices for the past one, three, five and ten year periods. Salary increases in 2002 for Executive Officers were based on FFO per share targets, individual performance, position, tenure, experience, leadership and competitive data in compensation surveys of comparable companies.

COMPENSATION COMMITTEE Clifford R. Hinkle — Chairman Richard B. Jennings Robert C. Legler

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total stockholder return on the Company’s Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends (“NNN”), with the National Association of Real Estate Investment Trusts Equity Index (“NAREIT”) and the S&P 500 Index (“S&P 500”) for the five-year period commencing January 1, 1998 and ending December 31, 2002. The graph assumes the investment of $100 on January 1, 1998.

Comparison of Five-Year Cumulative Total Return

Indexed Total Annual Return
(As of December 31, 2002)

	Jan-98	Jan-99	Jan-00	Jan-01	Jan-02	Dec-02
NNN Common Stock	$100.00	$80.30	$67.26	$77.61	$108.98	$139.51
National Association of Real Estate
Investment Trusts Equity Index
(NAREIT)	$100.00	$82.50	$78.69	$99.43	$113.29	$117.61
S&P 500 Index	$100.00	$128.58	$155.63	$141.46	$124.65	$97.10

PROPOSAL II

APPROVAL OF 2003 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors, subject to stockholder approval, has adopted the 2003 Employee Stock Purchase Plan (the “2003 Plan”). The 2003 Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The Board believes that the 2003 Plan will provide a convenient method for the Company’s employees to increase their proprietary interest in the Company, encourage such employees to continue in the employ of the Company and motivate them to exert their best efforts on behalf of the Company and certain of its subsidiaries. Although the Board anticipates that shares of Common Stock issued under the 2003 Plan will be purchased on the open market, the Board has reserved 500,000 shares of Common Stock for issuance under the 2003 Plan, subject to adjustment in the event of any stock splits, stock dividends, recapitalization, or other changes in the outstanding Common Stock. The 2003 Plan will become effective upon approval by the stockholders.

     The following is a summary of the principal features of the 2003 Plan. The summary does not, however, purport to be a complete description of all of the provisions of the 2003 Plan. The full 2003 Plan has been attached to this proxy statement as Appendix A.

     Administration and Termination. The 2003 Plan will be administered by an administrative committee appointed by the Board. The Board of Directors may terminate or amend the 2003 Plan in any respect at any time, except that stockholder approval is required for any amendment to increase the number of shares available for purchase under the 2003 Plan. The 2003 Plan will continue for a term of ten years (measured from the earlier of the date the Board adopts the 2003 Plan or the date the stockholders approve the 2003 Plan), unless sooner terminated by the Board.

     Eligibility. Employees of the Company and its designated subsidiaries are eligible to participate in the 2003 Plan, on a purely voluntary basis, if they meet certain conditions. To be eligible, an employee must (1) have been employed by the Company or a designated subsidiary for at least one full year, (2) customarily work more than 20 hours per week and more than 5 months in a calendar year with the Company or a designated subsidiary and (3) not be deemed to own shares possessing 5% or more of the total combined voting power or value of all classes of the Company’s Common Stock or its subsidiaries. The Company does not receive any consideration for the extension of eligibility to participate in the 2003 Plan to its employees. As of March 31, 2003, there were 39 individuals that were eligible to participate in the 2003 Plan.

     Participation. An eligible employee may elect to participate in the 2003 Plan on the first day of the offering period (as determined by the administrative committee), following his or her satisfaction of the eligibility requirements, by executing and filing an election form with the Company. The first offering period will begin on a date chosen by the administrative committee or its designees after shareholder approval.

     Payroll Deductions and Purchase Limitations. During an offering period, each participant may authorize payroll deductions from his or her compensation for the purpose of purchasing shares of Common Stock during that offering period. Payroll deductions may not be less than 1% nor more than 15% of the participant’s compensation per pay period. However, an employee may not purchase more than $25,000 worth of Common Stock (determined on the basis of the fair market value of the Common Stock on the first day of an offering period) during any calendar year or more than 2,000 shares of Common Stock (or such other maximum number of shares designated by the administrative committee) during any offering period. All funds received or held by the Company under the 2003 Plan may be used for any corporate purpose. No interest on the funds received by the Company will be credited or paid to any participant. A participant may change the amount of his or her payroll deduction by filing an amended election form with the Company. Participants have no interest or voting rights in the Common Stock until the date on which the shares are actually purchased with funds contributed to the participant’s account.

     Purchases. On the purchase dates established by the administrative committee for an offering period, the balance in each participant’s account shall automatically be applied to purchase shares of Common Stock, unless he or she timely notifies the Company of his or her desire not to purchase Common Stock pursuant to a notice of withdrawal. The Company will purchase for the participant the largest number of shares of Common Stock as can be purchased with the amounts withheld from the participant’s compensation as of the purchase date during the offering period at a price that is equal to the lower of (1) 85% of the fair market value of the Common Stock on the first day of the offering period or (2) 85% of the fair market value of the Common Stock on the purchase date. The price of the Common Stock as reported on the New York Stock Exchange at the close of business on March 31, 2003 was $15.10 per share.

     Withdrawal and Distribution. A participant may withdraw all but not less than all of the contributions credited to his or her account by submitting a notice of withdrawal to the Company. Upon payment to the participant of the amounts credited to his or her account, the employee’s participation in that offering period will automatically terminate (but such termination will not affect the employee’s ability to participate in future offering periods). Moreover, if a participant terminates his or her employment with the Company, or otherwise ceases to be an eligible employee, he or she will receive a refund in full (without interest) of the balance credited to the account of the employee and his or her participation will be terminated.

     Restrictions on Transfer. The balance credited to a participant’s account and any rights to receive shares of Common Stock under the 2003 Plan may not be assigned, encumbered, alienated, transferred, pledged or otherwise disposed of by a participant, other than by will or by the laws of descent and distribution. Each participant must provide the Company with notice of any disposition of shares purchased under the 2003 Plan within the later of two years after the first day of the offering period in which the shares were purchased or one year after the date the purchased shares are transferred to the participant.

     Tax Treatment. The 2003 Plan is intended to qualify as an employee share purchase plan within the meaning of Section 423 of the Code. Under the Code, an employee who elects to participate in the 2003 Plan will not realize income at the time the offering commences or when the shares of Common Stock are actually purchased under the 2003 Plan. If an employee disposes of the shares of Common Stock after two years from the first date of the offering period or after one year from the actual date of transfer of the shares under the 2003 Plan (i.e., after the “minimum holding period” has elapsed), a portion of the participant’s gain will be ordinary income and a portion will be capital gain. The participant will be taxed at ordinary income rates on the lesser of (1) the amount, if any, by which the fair market value of the shares, measured as of the first day of the offering period, exceeds the purchase price paid by the participant; or (2) the amount, if any, by which the shares’ fair market value at the time of such disposition exceeds the purchase price paid by the participant. Upon a subsequent disposition, the participant will realize a capital gain or loss equal to the difference, if any, between the proceeds of the sale and the participant’s basis in the shares of Common Stock (the purchase price plus any ordinary income previously realized). The capital gain tax rate will depend on how long the shares are held by the participant and other factors. If an employee disposes of the shares purchased under the 2003 Plan during the minimum holding period (referred to as a “disqualifying disposition”), the employee generally will realize ordinary compensation income equal to the excess, if any, of the shares’ fair market value measured on the date the shares were purchased under the 2003 Plan over such shares’ purchase price. In the event of a disqualifying disposition, the Company will be entitled to a compensation deduction in an amount equal to the amount the employee is required to recognize as ordinary income as a result of the disposition of shares. Otherwise, the Company is not entitled to a compensation deduction for amounts that participants must recognize as income due to their participation in the 2003 Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2003 EMPLOYEE STOCK PURCHASE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

SECURITY OWNERSHIP

     The following table sets forth, as of March 31, 2003, the number and percentage of outstanding shares beneficially owned by all persons known by the Company to own beneficially more than five percent of the Company’s Common Stock, by each director and nominee, by each of the executive officers named in “Executive Compensation,” above, and by all officers and directors as a group, based upon information furnished to the Company by such stockholders, officers and directors. Unless otherwise noted below, the persons named in the table have sole voting and sole investment power with respect to each of the shares beneficially owned by such person.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Shares
Robert A. Bourne (1)	707,664	(2)(3)	1.7%
450 South Orange Avenue, Suite 900
Orlando, Florida 32801
David W. Cobb (4)	30,000	(5)	*	(6)
450 South Orange Avenue, Suite 900
Orlando, FL 32801
Kevin B. Habicht (7)	317,753	(8)	*	(6)
450 South Orange Avenue, Suite 900
Orlando, FL 32801
Clifford R. Hinkle (1)	88,325	(9)	*	(6)
111 South Monroe Street, Suite 2000B
Tallahassee, Florida 32301
Richard B. Jennings (1)	6,500	(10)	*	(6)
300 Park Avenue, 17th Floor
New York, NY 10022
Ted B. Lanier (1)	44,775	(11)	*	(6)
1818 Windmill Drive
Sanford, North Carolina 27330
Robert C. Legler (1)	3,500	(12)	*	(6)
10636 Eton Way
Vero Beach, FL 32763
Robert Martinez (1)	1,625	(13)	*	(6)
777 S. Harbour Island Blvd
Tampa, FL 33602
Gary M. Ralston (7)	778,075	(14)	1.9%
450 South Orange Avenue, Suite 900
Orlando, FL 32801
James M. Seneff, Jr. (7)	2,492,523	(2)(15)	6.0%
450 South Orange Avenue, Suite 900
Orlando, FL 32801
Dennis E. Tracy (4)	170,072	(16)	*	(6)
450 South Orange Avenue, Suite 900
Orlando, FL 32801
Julian E. Whitehurst (17)	30,800	(18)	*	(6)
450 South Orange Avenue, Suite 900
Orlando, FL 32801
All directors and executive officers as a group (12 persons)	4,415,916	(2)(3)	10.7%
	(5)(8)(9)(10)(11)
	(12)(13)(14)(15)
	(16)(18)

(1)	A director of the Company.

(2)	Of these shares, 255,696 shares are held by four limited partnerships, of which Messrs. Bourne and Seneff are general partners. Messrs. Bourne and Seneff disclaim beneficial ownership of these shares, except to the extent of their respective percentage interests in each of these entities.

(3)	Includes 3,820 shares held by Mr. Bourne as custodian for his minor children, 157,167 shares subject to currently exercisable options and 500 restricted shares for which Mr. Bourne holds sole voting power.

(4)	An executive officer of Services.

(5)	Includes 25,500 restricted shares for which Mr. Cobb holds sole voting power.

(6)	Less than 1 percent.

(7)	An executive officer and director of the Company.

(8)	Includes 174,333 shares subject to currently exercisable options and 49,237 restricted shares for which Mr. Habicht holds sole voting power.

(9)	Includes 23,275 shares subject to currently exercisable options, 3,650 shares held by Mr. Hinkle’s spouse, 50,000 shares held by Flagler Holdings, Inc., in which Mr. Hinkle has a 27 percent interest and holds sole voting and investment power over Company shares, and 500 restricted shares for which Mr. Hinkle holds sole voting power.

(10)	Includes 2,500 shares subject to currently exercisable options and 500 restricted shares for which Mr. Jennings holds sole voting power.

(11)	Includes 10,000 shares held by Mr. Lanier’s spouse, 23,275 shares subject to currently exercisable options, 5,000 shares held in a trust in which Mr. Lanier is the sole Trustee and for which Mr. Lanier disclaims any beneficial ownership and 500 restricted shares for which Mr. Lanier holds shared voting power.

(12)	Includes 500 restricted shares for which Mr. Legler holds sole voting power.

(13)	Includes 500 restricted shares for which Mr. Martinez holds sole voting power.

(14)	Includes 267,667 shares subject to currently exercisable options and 86,984 restricted shares for which Mr. Ralston holds sole voting power.

(15)	Includes 1,616,600 shares owned by CNL Financial Group, Inc. and CFG Investments, which are wholly-owned subsidiaries of CNL Holdings, Inc., in which Mr. Seneff and his spouse own 100% of the outstanding stock, 275,667 shares subject to currently exercisable options and 31,905 restricted shares for which Mr. Seneff holds sole voting power. In addition, 6,100 of these shares are held by a trust, of which Mr. Seneff serves as trustee and for which Mr. Seneff disclaims beneficial ownership.

(16)	Includes 42,000 shares subject to currently exercisable options and 28,000 restricted shares for which Mr. Tracy holds sole voting power.

(17)	An executive officer of the Company.

(18)	Includes 30,000 restricted shares for which Mr. Whitehurst has sole voting power.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission and the New York Stock Exchange. Officers, directors and greater than ten percent stockholders are required by Commission regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company’s review of the copies of such forms it has received, written representations from certain reporting persons that they were not required to file Forms 5 for the last fiscal year and other information known to the Company, the Company believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 2002.

CERTAIN TRANSACTIONS

     In May 2002, the Company purchased a combined 25% partnership interest for $750,000 in CNL Plaza, Ltd. and CNL Plaza Venture, Ltd. (collectively, “Plaza”). Affiliates of James M. Seneff, Jr., an officer and director of the Company, and Robert A. Bourne, a member of the Company’s Board of Directors, own the remaining partnership interests. The Company has severally guaranteed 41.67% of a $15,500,000 unsecured promissory note on behalf of Plaza. The maximum obligation to the Company is $6,458,300 plus interest. Interest accrues at a rate of LIBOR plus 200 basis points per annum on the unpaid principal amount. This guarantee will continue through the loan maturity in November 2004. For the year ended December 31, 2002, the Company received $411,000 in distributions and recognized a loss of $112,000 from Plaza.

     The Company leases its office space from CNL Plaza, Ltd., an affiliate of Mr. Seneff. The Company’s lease expires in October 2014. During the year ended December 31, 2002, the Company and Services incurred rental expenses in connection with the lease of $1,168,000. The Company subleases a portion of its office space to CNL APF Partners, LP and CNL Franchise Network, LP, entities in which Mr. Seneff is a director, executive officer and minority shareholder. During the year ended December 31, 2002, the Company earned $225,000 in rental income and recognized $45,000 in accrued rental income related to these subleases.

     During the year ended December 31, 2002, CNL Shared Services, Inc. and CNL Financial Group, Inc., affiliates of Mr. Seneff, provided certain administrative, tax and technology services to the Company and Services. In connection therewith, the Company and Services paid $1,258,000 in fees relating to these services. Mr. Seneff is the Chairman of the Board, Chief Executive Officer, a director, and principal stockholder of CNL Financial Group, Inc., which wholly owns CNL Shared Services, Inc.

     The Company’s existing Amended and Restated Secured Revolving Line of Credit and Security Agreement (the “Security Agreement”) with Services allows for a borrowing capacity of $85,000,000. The credit facility is secured by a first mortgage on Services’ properties and bears interest at prime rate plus 0.25%. The outstanding principal balance of the mortgage at December 31, 2002 was $14,846,000, and bore interest at a rate of 4.5%. The largest amount of aggregate indebtedness outstanding under the credit facility during 2002 was $78,926,000. Messrs. Seneff, Ralston and Habicht collectively own 100% of the voting common stock of Services, which represents a 1.3% equity interest.

     The Company has four secured revolving lines of credit and security agreements with wholly-owned subsidiaries of Services (the “Subsidiary Agreements”). The Company has a line of credit and security agreement with RE-Stores, Inc. and CNLRS Equity Ventures, Inc. in the amount of $11,000,000 and $5,000,000, respectively. In February and May 2002, the Company modified an existing secured revolving line of credit and security agreement with CNLRS Funding, Inc., one of the wholly-owned subsidiaries of Services, to increase the borrowing capacity from $32,000,000 to $40,000,000 and from $40,000,000 to $45,000,000, respectively. In December 2002, the Company modified an existing secured revolving line of credit and security agreement with CNLRS Exchange I, Inc., another wholly-owned subsidiary of Services to (i) increase the borrowing capacity from $7,500,000 to $25,000,000 and (ii) add CNLRS Acquisitions, Inc., a second wholly-owned subsidiary of Services to this agreement, making each subsidiary a co-borrower. The Subsidiary Agreements provide for an aggregate borrowing capacity of $86,000,000 and bear interest at prime rate plus 0.25%. The aggregate outstanding principal balance of the Subsidiary Agreements at December 31, 2002 was $38,722,000, and bore interest at a rate of 4.5%. The largest amount of aggregate indebtedness outstanding under the Subsidiary Agreements during 2002 was $54,464,000. The Security Agreement and the Subsidiary Agreements provide an aggregate borrowing capacity of $171,000,000 to Services and its wholly-owned subsidiaries and each agreement has an expiration date of October 31, 2003.

     In connection with the mortgages and other receivables from Services and its wholly-owned subsidiaries, the Company received $4,621,000 in interest and fees during the year ended December 31, 2002.

     In February 2002, the Company acquired four newly constructed properties from Services at fair market value as determined by the Company for an aggregate cost of $15,918,000. In addition, in June 2002, the Company acquired one newly constructed property from a wholly-owned subsidiary of Services at fair market value as determined by the Company for a cost of $12,648,000. No gain was recognized by Services or its wholly-owned subsidiary on these sales.

     In September 2000, CNLRS Funding, Inc., a wholly-owned subsidiary of Services, entered into a $6,000,000 promissory note with CNL Commercial Funding, LP (“Commercial Funding”), an affiliate in which James M. Seneff, Jr., Gary M. Ralston and Kevin B. Habicht, each of which are officers and directors of the Company, own a majority equity interest. The note accrues interest at a rate of 10%, and all principal and interest is due upon maturity. In 2002, the promissory note was amended to extend the maturity date to December 15, 2003. The note is secured by Commercial Funding’s common stock in CNL Commercial Finance, Inc. (“CCF”), a wholly-owned subsidiary of Commercial Funding. The outstanding principal and accrued interest balance as of December 31, 2002 was $6,026,000 and the largest amount of aggregate indebtedness outstanding under the promissory note during 2002 was $7,444,000. In addition, CNLRS Funding, Inc. has an option with Commercial Funding to purchase up to 80% of all the common shares of CCF equal to the purchase price paid by Commercial Funding for such common stock. The option expires on December 31, 2010.

     In September 2000, CNLRS Funding, Inc., a wholly-owned subsidiary of Services, entered into a $15,000,000 line of credit agreement with CCF. Interest, which is at a rate of 500 basis points above LIBOR, is payable monthly and the principal balance is due in full upon termination of the line of credit on October 31, 2003. In 2002, the line of credit was amended to increase the borrowing capacity to $37,750,000. As of December 31, 2002, $16,800,000 was outstanding and $20,950,000 was available for future borrowings on the line of credit. The largest amount of aggregate indebtedness outstanding under the line of credit during 2002 was $37,200,000. The line of credit is collateralized by substantially all of the assets of CCF.

     In 2002, the Company extended the maturity dates to dates between June and December 2007 on four mortgages with an original aggregate principal balance totaling $8,514,000 that are held with Colonial Investors, Ltd., Hillcrest Plaza Investors, Ltd. and Indian Woods Associates, Ltd., entities in which James M. Seneff, Jr., an officer and director of the Company, and Robert A. Bourne, a member of the Company’s Board of Directors, are the general partners and possess 2.5%, 9.0% and 0.5%, respectively, of the outstanding interests. The mortgages bear interest at a weighted average of 8.96%, with interest payable monthly or quarterly. As of December 31, 2002, the aggregate principal balance of the four mortgages was $3,437,000. The largest amount of aggregate indebtedness outstanding under the mortgages during 2002 was $8,339,000. In connection therewith, the Company recorded $663,000 as interest from unconsolidated affiliates and other mortgage receivables during the years ended December 31, 2002.

     The Company has entered into four limited liability company (“LLC”) agreements with CCF: CNL Commercial Mortgage Holdings I, LLC (“CCMH I”) in June 2001; CNL Commercial Mortgage Holdings II, LLC (“CCMH II”) in December 2001; CNL Commercial Mortgage Holdings III, LLC (“CCMH III”) in June 2002; and CNL Commercial Mortgage Holdings IV, LLC (“CCMH IV”) in December 2002. Each of the LLCs holds an interest in mortgage loans and is 100% equity financed with no third party debt. The Company holds a non-voting and non-controlling interest in CCMH I, CCMH II, CCMH III and CCMH IV of 42.7%, 44.0%, 36.7% and 38.3%, respectively, in these investments and accounts for its interests under the equity method of accounting. During the year ended December 31, 2002, the Company received $2,333,000 in distributions from these entities.

     On June 5, 2000, the Company guaranteed bank loans to James M. Seneff, Jr., Gary M. Ralston and Dennis Tracy, each of which are officers and directors of the Company or its affiliates, totaling $3,746,000. These guarantees shall continue through the maturity date of the loans, which is on the earlier of (i) the termination of the Company’s credit facility, or (ii) May 31, 2006. Each of the loans is full recourse to the respective officer and is collateralized by the shares of Common Stock of the Company that were purchased with the proceeds from the loans. The loans bear interest at a rate of LIBOR plus 150 basis points. As of December 31, 2002, the value of the shares of Common Stock exceeds the liability of the bank loans.

INDEPENDENT AUDITORS

     Upon recommendation of and approval by the Audit Committee, KPMG LLP has been selected to act as independent certified public accountants for the Company during the current fiscal year.

     A representative of KPMG LLP will be present at the annual meeting and will be provided with the opportunity to make a statement if desired. Such representative will also be available to respond to appropriate questions.

OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the annual meeting other than those stated above. If any other business should come before the annual meeting, the person(s) named in the enclosed Proxy will vote thereon as he or they determine to be in the best interests of the Company.

PROPOSALS FOR NEXT ANNUAL MEETING

     Any stockholder proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of stockholders to be held in 2004 must be received at the Company’s office at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801, no later than December 20, 2003.

     Stockholders desiring to make nominations for directors and/or to bring a proper subject before a meeting should do so by notice delivered to the Secretary of the Company. The proxy for the 2004 annual meeting will grant discretionary authority to vote with regard to nominations and proposals unless (a) notice is received by March 4, 2004 and (b) the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Exchange Act are met. The Company requests that such stockholder notice set forth (a) as to each nominee for director, all information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors under the proxy rules of the Securities and Exchange Commission; (b) as to any other business, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder; and (c) as to the stockholder, (i) the name and address of such stockholder, (ii) the class or series and number of shares of stock of the Company which are owned beneficially and of record by such stockholder, and (iii) the date(s) upon which the stockholder acquired ownership of such shares.

ANNUAL REPORT

     A copy of the 2002 Annual Report of the Company on Form 10-K, which contains all of the financial information (including the Company’s audited financial statements and financial statement schedules) and certain general information regarding the Company, may be obtained without charge by writing to Kevin B. Habicht, Secretary, Commercial Net Lease Realty, Inc., CNL Center, 450 South Orange Avenue, 9th Floor, Orlando, Florida 32801.

By Order of the Board of Directors, /s/ Kevin B. Habicht —————————————— Kevin B. Habicht Secretary

April 15, 2002
Orlando, Florida

[THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX A

COMMERCIAL NET LEASE REALTY, INC.
2003 EMPLOYEE STOCK PURCHASE PLAN

Section 1. Purpose of the Plan.

     The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to increase their proprietary interest in the Company by purchasing Stock of the Company on favorable terms through payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed in a manner consistent with the requirements of that section of the Code.

Section 2. Definitions.

     (a) “Administrative Committee” means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board.

     (b) “Board” means the Board of Directors of the Company.

     (c) “Code” means the Internal Revenue Code of 1986, as amended.

     (d) “Company” means Commercial Net Lease Realty, Inc., a Maryland corporation.

     (e) “Compensation” means the total remuneration paid, during the period of reference, to a Participant by the Company or a Subsidiary, including regular salary or wages, overtime payments, bonuses, commissions and vacation pay, to which has been added any pre-tax contributions by the Participant to a plan meeting the requirements of Section 401(k) or 125 of the Code. There shall be excluded from “Compensation” for the purposes of the Plan, whether or not reportable as income by the Participant, expense reimbursements of all types, payments in lieu of expenses, Company contributions to any qualified retirement plan or other program of deferred compensation (except as provided above), Company contributions to Social Security or worker’s compensation, the costs paid by the Company in connection with fringe benefits and relocation, including gross-ups, any amounts accrued for the benefit of the Participant, but not paid, during the period of reference, and any gains (realized or unrealized) that may result from participation in any of the Company’s stock option, restricted stock or other equity compensation programs.

     (f) “Continuous Status as an Eligible Employee” means the absence of any interruption or termination of service as an Eligible Employee. Continuous Status as an Eligible Employee shall not be considered interrupted in the case of a bona fide leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

     (g) “Contributions” means all amounts credited to the Stock Purchase Account of a Participant pursuant to the Plan.

     (h) “Designated Subsidiaries” means the Subsidiaries which have been designated by the Administrative Committee or the Board from time to time in its sole discretion as eligible to participate in the Plan.

     (i) “Eligible Employee” means each individual who is an employee of the Company or a Designated Subsidiary, whose customary employment is for more than twenty (20) hours per week and more than five (5) months in a calendar year, and who has been employed by the Company or a Designated Subsidiary for at least one year. The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if the individual’s participation is prohibited by the law of any country which has jurisdiction over such individual.

     (j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     (k) “Fair Market Value” means the fair market value of the Stock on a given date as determined by such methods or procedures as shall be established from time to time by the Administrative Committee, provided, however, that if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the Fair Market Value of the Stock on a given date shall be based upon the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Stock on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations. The Administrative Committee’s determination of Fair Market Value shall be conclusive and binding on all persons.

     (l) “Offering Date” means the first day of each Offering Period of the Plan.

     (m) “Offering Period” means such offering period(s) specified by the Administrative Committee from time to time in its discretion, provided that no Offering Period shall be for a period longer than 27 months.

     (n) “Participant” means an Eligible Employee who elects to participate in the Plan.

     (o) “Plan” means this Employee Stock Purchase Plan.

     (p) “Purchase Date” means such date(s) during an Offering Period identified as purchase date(s) by the Administrative Committee in its discretion, provided that no Purchase Date for an Offering Period shall be later than the expiration of 27 months from the Offering Date for the Offering Period.

     (q) “Stock” means the common stock, $0.01 par value of the Company.

     (r) “Stock Purchase Account” means a non-interest bearing bookkeeping entry which shall record all amounts withheld from a Participant’s Compensation for the purpose of purchasing shares of Stock for such employee under the Plan, reduced by all amounts applied to the purchase of Stock for such Participant under the Plan. The Company shall not be required to segregate or set aside any amounts so withheld, and such bookkeeping entry shall not represent an interest in any assets of the Company.

     (s) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 3. Administration of the Plan.

     The Board shall appoint an Administrative Committee, which shall have the authority and power to administer the Plan and to make, adopt, construe, and enforce rules and regulations not inconsistent with the provisions of the Plan. The Administrative Committee shall adopt and prescribe the contents of all forms required in connection with the administration of the Plan, including, but not limited to, the enrollment agreements, payroll withholding authorizations, withdrawal documents, and all other notices required hereunder. The Administrative Committee shall have the fullest discretion permissible under law in the discharge of its duties. The Administrative Committee’s interpretations and decisions in respect of the Plan, the rules and regulations pursuant to which it is operated, and the rights of Participants hereunder shall be final and conclusive.

Section 4. Enrollment and Offering Periods.

     (a) Offering Periods. Offering Periods under the Plan shall commence at such time or times as may be determined by the Administrative Committee in its discretion.

     (b) Enrollment. Any individual who is an Eligible Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 4(d). An Eligible Employee may become a Participant in the Plan by completing an enrollment agreement in the form provided by the Administrative Committee and filing it with the Company at the prescribed location no later than the Offering Date for the Offering Period or such earlier date as is determined by the Administrative Committee in its discretion.

     (c) Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan for future Offering Periods, until the Participant ceases to be an Eligible Employee, withdraws from the Plan under Section 6(a) or reaches the end of an Offering Period in which the Participant’s Contributions were discontinued under Section 5(c). A Participant who discontinued Contributions under Section 5(c) or withdrew under Section 6(a) may again become a Participant, if then an Eligible Employee, by filing a new enrollment agreement in accordance with subsection (b) above. A Participant whose Contributions were discontinued automatically under Section 7(d) shall automatically resume participation as of the first Offering Period ending in the next calendar year, if he or she is then an Eligible Employee.

     (d) Prohibition on Participation by Five Percent Owners. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee shall be granted a right to purchase Stock under the Plan if, immediately after the grant of such right, such Eligible Employee (or any other person whose stock would be attributed to such an Eligible Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any parent or Subsidiary of the Company.

Section 5. Employee Contributions.

     (a) Amount of Payroll Deductions. The Participants shall elect to have payroll deductions made on such paydays during the Offering Period as are specified in Section 5(b) in an amount not less than one percent (1%) and not more than fifteen percent (15%) (in whole number increments) of such Participant’s Compensation on each such payday. All payroll deductions made by a Participant shall be credited to his or her Stock Purchase Account. A Participant may not make any additional payments into such account.

     (b) Application of Payroll Deductions. A Participant’s payroll deductions for an Offering Period shall commence on the first payroll date following or coinciding with the Offering Date for the Offering Period for which the Participant’s enrollment application is applicable or such other date established by the Administrative Committee in its discretion. Payroll deductions for an Offering Period shall end on the last payroll paid prior to the Purchase Date of the Offering Period to which the Participant’s enrollment agreement is applicable or such other date established by the Administrative Committee in its discretion, unless earlier terminated by the Participant as provided in Section 5(c).

     (c) Changing Contribution Rate. A Participant, on one occasion only during the Offering Period, may change the rate of his or her Contributions (including ceasing to make additional Contributions) during the Offering Period by completing and filing with the Company a new enrollment form. The change in rate shall be effective as soon as reasonably practicable after the new enrollment form is received by the Company at the prescribed location.

Section 6. Voluntary Withdrawal; Change in Employment Status.

     (a) Voluntary Withdrawal. A Participant may withdraw all but not less than all the Contributions credited to his or her Stock Purchase Account under the Plan at any time prior to ten (10) business days prior to the Purchase Date of the Offering Period by completing a Company approved notification. All of the Participant’s Contributions credited to his or her Stock Purchase Account will be paid to him or her as soon as practicable after receipt of his or her notice of withdrawal and his or her participation for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period. A Participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

     (b) Termination of Continuous Status as an Eligible Employee. Upon termination of the Participant’s Continuous Status as an Eligible Employee prior to the Purchase Date for an Offering Period for any reason, including retirement or death, the Contributions credited to his or her Stock Purchase Account will be refunded, and his or her participation will be automatically terminated.

Section 7. Purchase of Shares.

     (a) Purchase of Shares. Unless a Participant withdraws from the Plan or is terminated from participation as provided in Section 6, the balance of his or her Stock Purchase Account will automatically be applied to the purchase of shares of Stock on the Purchase Date of the Offering Period, and the maximum number of whole shares will be purchased at the applicable purchase price with the accumulated Contributions in his or her Stock Purchase Account provided, however, that the maximum number of shares an Eligible Employee may purchase during each Offering Period shall be 2,000 shares (or such other maximum number of shares as the Administrative Committee shall specify in its discretion, provided that for any Offering Period such other maximum number shall be determined by the Administrative Committee prior to Offering Date for the Offering Period), and provided further that such purchase shall be subject to the limitations set forth in Section 7(c) and (d).

     (b) Purchase Price. The purchase price for each share of Stock purchased at the end of an Offering Period shall be the lower of:

(i)	eighty-five percent (85%) of the Fair Market Value of a share of Stock on the Purchase Date, or

(ii)	eighty-five percent (85%) of the Fair Market Value of a share of Stock on the Offering Date.

     (c) Insufficient Available Shares. If, on any Purchase Date, the aggregate balance of the Stock Purchase Accounts that are available to purchase Stock would purchase a number of shares of Stock in excess of the number of shares then authorized for purchase under the Plan, the following events shall occur:

(i)	The Administrative Committee shall make a pro rata allocation of the shares available in as uniform a manner as shall be practicable and as it shall determine to be equitable;

(ii)	The Plan shall automatically terminate immediately after the Purchase Date as of which the supply of available shares of Stock is exhausted; and

(iii)	Any amount then standing to the credit of the Stock Purchase Account of each of the Participants shall be repaid to such Participants.

     (d) Maximum Purchase Amount. Notwithstanding anything in this Plan to the contrary, a Participant may not during a calendar year purchase Stock with a Fair Market Value, determined as of the Offering Date for such Stock during such calendar year, of more than $25,000 under the Plan and all other stock purchase plans (within the meaning of Section 423 of the Code) of the Company’s parent or a Subsidiary. If a Participant is precluded by this subsection (d) from purchasing additional Stock under the Plan, the Participant’s Contributions shall be automatically discontinued and shall resume as of the beginning of the earliest Offering Period ending in the next calendar year (if then an Eligible Employee).

     (e) Unused Stock Purchase Account Balances. Any cash remaining to the credit of a Participant’s Stock Purchase Account under the Plan after a purchase by him or her of shares of Stock on the Purchase Date, other than amounts representing fractional shares, will be returned to him or her as soon as practicable. Amounts representing fractional shares will be carried forward for use in subsequent Offering Periods.

     (f) Share Ownership; Issuance of Stock. The shares of Stock purchased by a Participant on a Purchase Date shall, for all purposes, be deemed to have been issued and/or sold at the close of business on the Purchase Date. Prior to that time, none of the rights or privileges of a shareholder of the Company shall inure to the Participant with respect to such shares. All the shares of Stock purchased under the Plan shall be delivered by the Company in a manner as determined by the Administrative Committee. As promptly as practicable after the Purchase Date of each Offering Period, the Company shall arrange the delivery to each Participant, as appropriate, including, but not limited to, direct deposits into a book entry account or brokerage account, the shares purchased. Shares to be delivered to a Participant under the Plan may, if so directed by the Administrative Committee, be registered in the name of the Participant or in the “Street Name” of a Company approved broker.

Section 8. Conditions Upon Issuance of Shares.

     (a) Shares shall not be issued with respect to an offer under the Plan unless the purchase of the shares and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or system upon which the shares may then be listed or approved for trading, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

Section 9. Authorized Shares.

     The maximum number of shares of the Company’s Stock which may be issued under the Plan shall be 500,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 10.

Section 10. Adjustments Upon Changes in Capitalization; Corporate Transactions.

     (a) Adjustment. Subject to any required action by the shareholders of the Company, the number of shares of Stock which have been authorized for issuance under the Plan (“the Reserves”), the maximum number of shares a Participant may purchase during an Offering Period under Section 7(a), as well as the price per share of Stock subject to an outstanding Offering Period, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Stock or any other increase or decrease in the number of shares of Stock affected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrative Committee or the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company, of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or purchase price of shares of Stock.

     (b) Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrative Committee or the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of Company with or into another corporation, the offering of shares under the Plan shall be assumed or an equivalent offering shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrative Committee or the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Purchase Date (the “New Purchase Date”). If the Administrative Committee or the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrative Committee shall notify each Participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date has been changed to the New Purchase Date and that the balance in his or her Stock Purchase Account will be automatically applied to purchase Stock on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 6(a) or terminated his or her status as an Eligible Employee as provided in Section 6(b). For purposes of this paragraph, an offering under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the new offering confers the right to purchase, for each share of Stock subject to purchase immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Stock for each share of Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board or Administrative Committee may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the purchase right to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Stock.

Section 11. Miscellaneous.

     (a) Collection of Taxes. The Company and each Designated Subsidiary shall be entitled to require a Participant to remit, through payroll withholding or otherwise, any tax that it determines it is so obligated to collect on account of the operation of the Plan, including without limitation, the issuance of Stock under the Plan or the subsequent sale or disposition of such Stock, and the Administrative Committee shall institute such mechanisms as shall insure the collection of such taxes.

     (b) No Rights As An Employee. Neither the adoption of this Plan, nor any right granted under the Plan shall confer upon any individual any right to continue in the employ or service of the Company or a Designated Subsidiary or in any way affect any right and power of the Company or a Designated Subsidiary to terminate the employment or service of any individual at any time with or without cause and without assigning a reason therefor.

     (c) Rights Not Transferable. Neither Contributions credited to a Participant’s Stock Purchase Account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as election to withdraw from participation in accordance with Section 6(a).

     (d) Use of Funds. All Contributions credited to a Participants Stock Purchase Account received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

     (e) Notice of Disposition of Stock. Each Participant agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares of Stock purchased under the Plan where such disposition occurs within two (2) years after the Offering Date of the Offering Period pursuant to which such shares were purchased or within one (1) year of the date that such shares were transferred to the Participant pursuant to their purchase under the Plan.

     (f) Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Administrative Committee at the location, or by the person, designated by the Administrative Committee for the receipt thereof.

     (g) Repurchase of Stock. The Company shall not be required to purchase or repurchase from any Participant any of the shares of Stock that the Participant acquired under the Plan.

     (h) Headings, Captions, Gender. The headings and captions herein are for convenience of reference only and shall not be considered as part of the text. The masculine shall include the feminine, and vice versa.

     (i) Severability of Provisions; Prevailing Law. The provisions of the Plan shall be deemed severable. In the event any such provision is determined to be unlawful or unenforceable by a court of competent jurisdiction or by reason of a change in an applicable statute, the Plan shall continue to exist as though such provision had never been included therein (or, in the case of a change in an applicable statute, had been deleted as of the date of such change). The Plan shall be governed by the laws of the State of Maryland, to the extent such laws are not in conflict with, or superseded by, federal law.

Section 12. Amendment; Termination.

     (a) The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in Sections 10 and 12(b), or as may be required to comply with Section 423 of the Code or applicable law, no such termination or amendment may make any change in an outstanding Offering Period which adversely affects the rights of any Participant. In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision) or any other applicable law or regulation, the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

     (b) Without shareholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Administrative Committee shall be entitled to determine and/or change the Offering Periods and Purchase Dates, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by the Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrative Committee determines in its sole discretion advisable which are consistent with the Plan.

Section 13. Term of Plan; Effective Date.

     The Plan shall become effective upon such date specified by the Board of Directors. Unless sooner terminated under Section 7(c) or 12(a), the Plan shall continue in effect for a term of ten (10) years from the earlier to occur of the Plan’s adoption by the Board of Directors or its approval by the shareholders of the Company. No shares of Stock shall be purchased under the Plan unless and until the Company’s shareholders have approved the Plan.

Section 14. Execution.

     To record the adoption of the Plan by the Board, the Company has caused its authorized office to execute the same.

Commercial Net Lease Realty, Inc. By: /s/ Kevin B. Habicht —————————————— Title: Secretary

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COMMERCIAL NET LEASE REALTY, INC.
450 S. ORANGE AVENUE SUITE 900
ORLANDO, FL 32801

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Commercial Net Lease Realty, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	COMNT1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMMERCIAL NET LEASE REALTY, INC.

Vote on Directors

1.	To elect nine directors to serve until the next annual
	meeting of stockholders or until their successors shall		For	Withhold	For All	To withhold authority to vote for any individual
	have been elected or qualified.		All	All	Except	nominee, mark “For All Except” and write the
nominee’s number on the line below.
	01) Robert A. Bourne	06) Robert C. Legler	|_|	|_|	|_|
	02) Kevin B. Habicht	07) Robert Martinez
	03) Clifford R. Hinkle	08) Gary M. Ralston
	04) Richard B. Jennings	09) James M. Seneff, Jr.
05) Ted B. Lanier

Vote On Proposals		For	Against	Abstain

2.	To approve the 2003 Employee Stock Purchase Plan.	|_|	|_|	|_|

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.	|_|	|_|	|_|

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. The proxies are authorized in their discretion, to vote such shares upon any other business that may properly come before the Meeting and all adjournments and postponements thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY

COMMERCIAL NET LEASE REALTY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James M. Seneff, Jr. and Kevin B. Habicht, and either of them, attorneys and proxies, with full power of substitution and revocation, to vote, as designated on the reverse side, all shares of Common Stock that the undersigned is entitled to vote, with all powers that the undersigned would possess if personally present at the annual meeting (including all adjournments thereof) of stockholders of Commercial Net Lease Realty, Inc. (the “Meeting”) to be held on May 30, 2003, at 9:30 a.m. local time, at CNL Center, 450 S. Orange Avenue, 9th Floor, Orlando, Florida. 32801

The shares represented by this Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, the shares represented by this Proxy will be voted FOR the Proposals. In addition, the proxies may vote in their discretion on such other matters as may properly come before this Meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF COMMERCIAL NET LEASE REALTY, INC.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.